Exhibit 99.1
FOR IMMEDIATE RELEASE
CATALYST PHARMACEUTICAL PARTNERS PROVIDES AN UPDATE ON
ITS CLINICAL DEVELOPMENT PLANS FOR CPP-109
Catalyst to conduct two simultaneous U.S. Phase II clinical trials evaluating the use of CPP-109 in treating cocaine addiction and methamphetamine addiction
CORAL GABLES, Florida — January 3, 2007 — Catalyst Pharmaceutical Partners, Inc. (Nasdaq: CPRX) today provided an update on its clinical development plans for CPP-109, its product candidate based on vigabatrin for the potential treatment of cocaine and methamphetamine addiction. The Company reported that it has decided to reduce the number of patients in its contemplated U.S. Phase II clinical trial evaluating the use of CPP-109 in treating cocaine addiction from 375 patients to between 100 and 150 patients. The Company believes that by reducing the size of its contemplated U.S. Phase II cocaine clinical trial, it will put the Company on a faster path towards the “pivotal” U.S. Phase III clinical trial that the Company expects will be required to complete the filing of an approvable new drug application (“NDA”) for CPP-109. The Company also reported that its revised clinical development plan now includes a U.S. Phase II clinical trial to evaluate CPP-109 for the treatment of methamphetamine addiction. The Company believes that its revised clinical development plan will allow it to better take advantage of its receipt of “Fast Track” status from the U.S. Food and Drug Administration (“FDA”) for CPP-109 than its previous clinical development plan.
The Company’s updated clinical research development plan for CPP-109
In the Company’s Prospectus, dated November 7, 2006 (the “Prospectus”), the Company reported that it intended to commence in the first quarter of 2007 a U.S. Phase II clinical trial for the treatment of cocaine addiction. It also reported that while the final design of this trial and the number of patients to be included had not yet been finalized, it anticipated at the time that the trial would be a double-blind, randomized, placebo-controlled trial involving approximately 375 patients. Further, the Prospectus reported that the Company had sufficient funds to complete both the Phase II and a Phase III clinical trial to evaluate CPP-109 for the treatment of cocaine addiction.
Over the last few weeks, the Company’s management, including its Chief Medical Officer, Charles Gorodetzky, M.D., Ph.D., who joined the Company in September 2006, has been discussing possible changes to the design of its U.S. Phase II clinical trial to evaluate CPP-109 in the treatment of cocaine addiction. In addition, during the same period discussions with several potential clinical investigators regarding the Company’s proposed clinical trial have also occurred. Based on these recent discussions, the Company has concluded that a smaller trial of between 100 and 150 patients will provide relevant data in a typical U.S. cocaine addiction population more quickly than would have been obtained in the larger U.S. Phase II clinical trial described in the Prospectus. The Company also believes that the smaller trial will more quickly provide the clinical basis for designing the “pivotal” U.S. Phase III clinical trial that the Company expects will be required to support approval for an NDA for CPP-109. As such, the Company has decided to reduce the size of its U.S. Phase II clinical trial to evaluate CPP-109 in the treatment of cocaine addiction from 375 patients to between 100 and 150 patients. The trial will continue to be a double-blind, randomized, placebo-controlled clinical trial.

Additionally, based on the above-described discussions, the Company has concluded that its shareholders will be better served if the Company’s current clinical development plan for CPP-109 includes the conduct of a Phase II clinical trial evaluating the use of CPP-109 in the treatment of methamphetamine addiction, rather than delaying such trial until the Company secures additional funding at some time in the future. In that regard, the Company intends to conduct a U.S. Phase II clinical trial evaluating the use of CPP-109 in the treatment of methamphetamine addiction. This trial is expected to be a double-blind randomized, placebo controlled clinical trial with between 100 and 150 patients.
While the protocols for the Company’s currently contemplated U.S. Phase II clinical trials are not yet finalized, the Company expects, based on currently available information, that it will commence its U.S. Phase II clinical trial evaluating CPP-109 for the treatment of cocaine addiction during the second quarter of fiscal 2007 and its U.S. Phase II clinical trial evaluating CPP-109 for the treatment of methamphetamine addiction during the second quarter or third quarter of fiscal 2007. In that regard, based on currently available information, the Company expects that the costs of both of its contemplated U.S. Phase II clinical trials will be less than the projected cost of the proposed U.S. Phase II trial described in the Prospectus, and that the funds available from the Company’s recently completed public offering will be sufficient to allow the Company to file an NDA seeking approval for CPP-109.
The Company also reported that based on its current development plan, it expects, although there can be no assurance, to have the results of the first of its Phase II clinical trials evaluating the use of CPP-109 in the treatment of cocaine addiction in the second quarter of fiscal 2008 and the results of its second U.S. Phase II clinical trial evaluating the use of CPP-109 in the treatment of methamphetamine addiction sometime shortly thereafter.
There can be no assurance that any of the Company’s clinical trials will be successful or that the Company will obtain an approval of an NDA for CPP-109.
Finally, the Company reported that its U.S. Phase II trials will be undertaken with CPP-109 manufactured by the Company’s contract manufacturer. It also reported that as stated in the Prospectus, the Company intends to perform the studies required to demonstrate that CPP-109 is bioequivalent to “Sabril” (registered trademark of Sanofi-Aventis), which could provide data potentially linking CPP-109 to the extensive body of published clinical literature on vigabatrin. In that regard, the Company will conduct these bioequivalency studies on CPP-109 prior to initiating the U.S. Phase II clinical trials described above. The Company does not anticipate that such study will delay the start of its U.S. Phase II clinical trials based on its review of the testing data that it has received to date (which data has been obtained from the ongoing testing of the prototype CPP-109 tablets that are currently being manufactured). However, if these bioequivalency studies are not successful, it could delay the start of the Company’s U.S. Phase II clinical trials.
Status of clinical trial in Mexico that the Company is supporting
In the Prospectus, the Company reported that in order to further the available research on the use of vigabatrin to treat cocaine addiction, it intended to support an investigator-sponsored clinical trial to take place in Mexico that is being undertaken by one of the members of the Company’s Scientific Advisory Board, Jonathan Brodie, Ph.D., M.D., a Professor of Psychiatry at New York University School of Medicine, and by Emilia Figueroa, M.D., an addiction physician specialist who directs several addiction clinics in Mexico. The Prospectus stated that the clinical trial would be a double-blind, randomized, placebo-controlled trial involving approximately 100 patients selected from a pool of cocaine-dependent prison parolees who meet specific clinical diagnostic standards for cocaine dependence. The Company further reported in the Prospectus that the trial had received approval from Mexican authorities to begin enrollment.
In December 2006, a new government took office in Mexico. As a result, new persons have been placed in charge of the governmental agencies responsible for overseeing this trial. Such persons have sought additional information from the principal investigators regarding the protocol and the drug to be used for this trial. These requests have delayed the initiation of the trial and are likely to delay the trial further.
The Company intends to financially support this trial through an unrestricted grant to the principal investigators. While there can be no assurance, the Company believes that this clinical trial will still provide useful data supporting the potential efficacy of vigabatrin as a treatment for cocaine dependency.
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Catalyst Pharmaceutical Partners, Inc. is a specialty pharmaceutical company focused on the development and commercialization of prescription drugs for the treatment of addiction. The Company’s initial product candidate is CPP-109, which is based on the compound gamma-vinyl-GABA, commonly referred to as vigabatrin. CPP-109 has been granted “Fast Track” status by the FDA, which means that the FDA has recognized cocaine addiction as an unmet medical need for which no pharmacological products are currently approved for marketing.
This press release contains forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties which may cause the Company’s actual results in future periods to differ materially from forecasted results. Forward looking statements included in this press release include the anticipated timing and costs of the Company’s proposed U.S. Phase II clinical trials evaluating CPP-109 for the treatment of cocaine and methamphetamine addiction and the benefits that the Company believes will be obtained from revising its clinical development plan as described above. Many factors could adversely impact the accuracy of the forward looking statements contained in this press release, including those risk factors and other factors described in the Company’s Prospectus and in the Company’s Quarterly Report on Form 10-Q for the third quarter of fiscal 2006. Both of these documents have been filed by the Company with the U.S. Securities and Exchange Commission (“SEC”). Copies of the Company’s filings with the SEC are available from the SEC or may be obtained upon request from the Company. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
CONTACT:
Patrick J. McEnany, CEO
Jack Weinstein, CFO
Catalyst Pharmaceutical Partners, Inc.
220 Miracle Mile, Suite 234
Coral Gables, Florida 33134
(305) 529-2522

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